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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

                      AMERICAN TECHNOLOGY ANNOUNCES REVENUE
                      RESULTS FOR FIRST FISCAL QUARTER 2004

              COMPANY FORECASTS FURTHER REVENUE GROWTH FOR QUARTER
                              ENDING MARCH 31, 2004


(SAN DIEGO, CALIFORNIA - FEBRUARY 12, 2004) - AMERICAN TECHNOLOGY CORPORATION (NASDAQ: ATCO) today announced revenue results for the first quarter of fiscal 2004, ended December 31, 2003. Revenue for the quarter was $774,778 compared to $423,299 in the first quarter of fiscal 2003, an 83 percent increase. First quarter revenues represented 59 percent of revenues for the entire year of fiscal 2003 that ended September 30, 2003. The Company reported a gross profit of $366,300 compared to a gross profit of $101,664 for the same quarterly period in fiscal 2003. The Company also reported a net loss of $1,136,427, a 34% reduction compared to the net loss of $1,731,645 for the same period in fiscal 2003. Net loss attributable to common stockholders after deducting non cash dividends on preferred stock was $(0.07) per share compared to $(0.13) per share for the same quarter last year.

"We believe our first quarter revenue performance begins to demonstrate the revenue growth potential of our company," said Chairman, Elwood G. Norris. "The Government Group made a strong contribution including:

         o        LRAD(TM) sales to the U.S. Army and U.S. Coast Guard
         o Contract fees for pan/tilt remotely-operated LRADs for integration into U.S. Navy shipboard force protection systems
         o Outdoor emergency response applications utilizing NeoPlanar(R) technology
         o Development fees for a new aircraft carrier flight deck voice communication system

We anticipate second quarter 2004 revenues will include the Business Group's NeoPlanar order announced in December. We expect to recognize over $250,000 on this order contributing to a significant increase in revenues over the second quarter of fiscal 2003 as well as exceeding first quarter fiscal 2004 revenues."

Mr. Norris added, "HSS(R) shipments are growing. In the last six months we have shipped HSS systems to 28 different customerS including Sony Business Europe and iPort Media, Inc. We are focusing HSS sales and marketing efforts on companies interested in our proprietary systems for Digital Signage, Trade Shows and Point of Purchase. We continue to experience strong demand for our proprietary sound products and technologies and we expect HSS, NeoPlanar and LRAD shipments to continue to ramp during 2004."

ABOUT AMERICAN TECHNOLOGY CORPORATION
American Technology Corporation is Shaping the Future of Sound(R) by developing and licensing its technology and intellectual property portfolio which includes: the award-winning HSS(R) (HyperSonic(R) Sound Technology); NeoPlanar(R) Technology; LRAD(TM) (Long Range Acoustic Device); HIDA(TM) (High Intensity Directed Acoustics), PureBass(R) Sub-Woofer Technology; and Stratified Field(R) Technology (SFT(R)). The Company is establishing a strong portfolio of patents, trademarks, and intellectual property including over 140 U.S. and foreign patents and patent filings to date. For more information on the company and its technologies and products please visit our web site at www.atcsd.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Except for historical information contained herein, the matters discussed are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act. You should not place undue reliance on these statements. We base these statements on particular assumptions that we have made in light of our industry experience, the stage of product and market development as well as our perception of historical trends, current market conditions, current economic data, expected future developments and other factors that we believe are appropriate under the circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those suggested in the forward-looking statements, including but not limited to changes in the sound reproduction industry, our ability to develop future products, technology shifts, potential technical or manufacturing difficulties that could delay products, competition, pricing pressures, the uncertainty of market acceptance of new products and services by customers, warranty or other claims, the outcome of pending or future litigation, general economic factors and other risks identified and discussed in the Company's filings with the Securities and Exchange Commission. These forward-looking statements are based on information and management's expectations as of the date hereof. Future results may differ materially from the Company's current expectations. American Technology Corporation disclaims any intent or obligation to update those forward-looking statements, except as otherwise specifically stated.

                                      # # #

EDITORS NOTE: HyperSonic Sound, HSS, NeoPlanar, PureBass, HIDA, LRAD, Stratified Field, SFT and Shaping the Future of Sound are trademarks or registered trademarks of American Technology Corporation.


FOR FURTHER INFORMATION CONTACT:

Investor Relations:
Robert Putnam
(858) 679-3168
robert@atcsd.com

Media Inquiries:
Don Mathias
(949) 855-4520
dwmath@aol.com